10f-3 REPORT

                        MANAGED ASSETS TRUST

                 June 1, 2001 through August 31, 2001

                        Trade                                    % of
Issuer                  Date   Selling Dealer   Amount   Price  Issue(1)

Nortel Networks        8/10/01 CS First Boston $800,000  $100.00  0.11%A
	4.750% due 3/15/08

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.

A- Includes purchases of $1,200,000 by other affiliated mutual funds.



                             10f-3 REPORT

                          MANAGED ASSETS TRUST

             September 1, 2001 through November 30, 2001

                        Trade                                    % of
Issuer                  Date   Selling Dealer    Amount  Price   Issue(1)

JC Penney               10/10/01 CS First Boston $350,000 $100.00 0.12%A
	5.000% due 10/15/08

Lowes Cos.             10/16/01 Merrill Lynch    300,000  86.103 0.12B
	0.861% due 10/19/218


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.

A- Includes purchases of $400,000 by other affiliated mutual funds. B- Includes purchases of $400,000 by other affiliated mutual funds.